UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2006
SUSQUEHANNA MEDIA CO.
(Exact name of registrant as specified in its charter)

Delaware	333-80523	23-2722964
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
140 East Market Street, York, PA 17401
(Address of principal executive offices)
Registrant’s telephone number, including area code: (717) 848-5500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
     The Company and J.P. Morgan Trust Company, National Association, as Trustee, expect to enter a Discharge of Indenture, dated on or about February 1, 2006, satisfying and discharging the Indenture, dated April 23, 2003, pursuant to which the 7-3/8% Senior Subordinated Notes due 2013 (the “Notes”) were issued. Reference is also made to the information discussed under Item 8.01 which is incorporated into this Item 1.02.
Item 8.01. Other Events
     On February 1, 2006, the Company issued a press release announcing that, in connection with its previously announced cash tender offer and consent solicitation for its outstanding 7-3/8% Senior Subordinated Notes due 2013 (the “Notes”), as of 5:00 p.m., New York City time, on January 31, 2006 (the “Consent Payment Deadline”), the Company received tenders and consents with respect to all $150.0 million aggregate principal amount of Notes outstanding. The Company also announced today that it has determined the consideration to be paid for the Notes in the tender offer. The press release is filed herewith as Exhibit 99.1.
     The total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) on or prior to the Consent Payment Deadline is $1,081.76, which includes a $30.00 consent payment. The total consideration was determined using a yield equal to a fixed spread of 50 basis points plus the bid side yield to maturity of the 3.375% U.S. Treasury Note due February 15, 2008, which yield was determined as of 10:00 a.m., New York City time, on January 31, 2006. Noteholders who validly tendered their Notes will receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable payment date. As of the Consent Payment Deadline, Notes tendered could no longer be withdrawn and consents delivered could no longer be revoked. The Company has accepted for purchase all Notes validly tendered and not withdrawn prior to the Consent Payment Deadline. Payment for the Notes was made on February 1, 2006.
     Since all outstanding Notes were tendered and accepted for purchase, the Company does not expect to execute a supplemental indenture, as described in the Offer to Purchase and Consent Solicitation Statement dated January 18, 2006, as supplemented.
     In connection with the completion with the tender offer, the Company will no longer be required to file periodic reports under the Securities Exchange Act of 1934, and it expects to cease filing such reports immediately.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to he signed on its behalf by the undersigned hereunto duly authorized.

Date February 1, 2006	SUSQUEHANNA MEDIA CO. Registrant

	By:	/s/ David E. Kennedy President and Chief Executive Officer